Cheetah Oil & Gas Ltd. Options Major Land Package

Vancouver, British Columbia CANADA, November 8, 2010 Cheetah Oil & Gas Ltd. (COHG -OTCBB), (the "Company" or "Cheetah") announces that it has successfully updated and amended a significant exploration land package in south-western Mississippi, east of the Mississippi River.

The land package is in excess of 130,000 acres in five major blocks, and has been previously disclosed. However, due to the significant discovery and current development of the Belmont Lake oil field, Cheetah decided it was prudent to focus its future efforts on those same geological horizons in which it is currently enjoying success.

Cheetah has therefore negotiated more favorable conditions with its respected operator, Griffin & Griffin Exploration LLC, throughout this large land package area. Cheetah has a 40% interest in the next 38 exploration wells that will be focused on the same Frio geologic formation as the successful Belmont Lake oil field.

It is significant to note that 3D seismic has been shot over 100% of this land package.

Under various conditions and work commitments, Cheetah has now preserved its interest in this major land package for not less than 3 additional years, and under certain conditions, for up to 6 years of exploration.

The Company is pleased to announce that oil production has resumed at Belmont lake after the recent completion of the development drilling program. Currently the 12 and 12-3A oil wells are back online after being treated and are producing at a combined average rate of 110 barrels of oil per day.

Completion work continues on the 12-4 & 12-5 wells and after they are tied in to the new flow lines a production update will be provided once the flow rates have stabilized.

About Cheetah:

The Company is a domestic oil & gas producer with its focus on high quality North American oil assets. The Company evaluates corporate opportunities that add value for all stakeholders.

To learn more about Cheetah Oil & Gas Ltd. visit www.cheetahoil.com.

ON BEHALF OF THE BOARD

"Donald Findlay"

Mr. Donald Findlay, President

FOR FURTHER INFORMATION PLEASE CONTACT:

Donald Findlay

(403) 777.9219

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," “look-a-like,” and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Cautionary Note to U.S. Investors

In this press release, we have disclosed our proved reserves using the SEC's definition of proved reserves. Proved reserves are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Although the SEC now allows companies to report probable and possible reserves, we have elected not to report on such basis. Investors are urged to closely consider the disclosures and risk factors in our Forms 10-K and 10-Q, available from our offices or on EDGAR at www.sec.gov, including the inherent uncertainties in estimating quantities of proved reserves.

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